SECURITIES AND EXCHANGE COMMISSION{PRIVATE }

                     WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(D) OF THE

                 SECURITIES EXCHANGE ACT OF 1934



OF REPORT (DATE OF EARLIEST EVENT REPORTED):    AUGUST 7, 1997


           KEYSTONE CONSOLIDATED INDUSTRIES, INC.

      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



 DELAWARE                 1-3919                     37-0364250

E OR OTHER       (COMMISSION FILE NUMBER)         (IRS EMPLOYER
SDICTION OF                                        IDENTIFICATION
RPORATION)                                         NUMBER)


LBJ FREEWAY, SUITE 1740, THREE LINCOLN CENTRE, DALLAS, TX 75240-2697
ESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)



TRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (972) 458-0028


ITEM 5.  OTHER EVENTS

     On August 7, 1997, Keystone Consolidated Industries, Inc. (the "Company") announced that it had completed a private placement (the "Private Placement") of $100 million principal amount of 9 5/8% senior secured notes maturing in August 2007 (the "Notes"). The Notes were issued pursuant to an Indenture dated August 7, 1997 between the Company, as Issuer, and The Bank of New York, Trustee. The holders of the Notes have certain registration rights under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement dated August 7, 1997 among the Company, Wasserstein Perella Securities, Inc. and PaineWebber Incorporated. Copies of the Indenture and the Registration Rights Agreement are filed as exhibits hereto, and a copy of the press release issued by the Company announcing the completion of the Private Placement is filed as an exhibit hereto and is incorporated herein by this reference.

ITEM 7.  EXHIBITS

     The following exhibits are filed herewith by direct transmission via Edgar:

     4.1 Indenture dated August 7, 1997 between Keystone Consolidated Industries, Inc. and The Bank of New York

     99.1 Registration Rights Agreement dated August 7, 1997 among Keystone Consolidated Industries, Inc. and Wasserstein Perella Securities, Inc. and PaineWebber Incorporated

     99.2 Press Release dated August 7, 1997


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                         By:_____________________________________
                              Harold M. Curdy
                              Vice President - Finance/Treasurer

Dated: August 7, 1997

                          EXHIBIT INDEX

                                                       SEQUENTIAL
NO.       DESCRIPTION                                  PAGE NUMBER



4.1 Indenture dated August 7, 1997 between Keystone Consolidated Industries, Inc. and The Bank of New York

99.1 Registration Rights Agreement dated August 7, 1997 among Keystone Consolidated Industries, Inc. and Wasserstein
          Perella Securities, Inc. and PaineWebber Incorporated

99.2      Press Release dated August 7, 1997